UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 22, 2002
(Date of earliest event reported)

0-24339
(Commission File Number)

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INKTOMI CORPORATION
(Exact name of Registrant as specified in its charter)
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Delaware	94-3238130
(State of Incorporation)	(I.R.S. Employer Identification No.)

4100 East Third Avenue
Foster City, California 94404
(Address of principal executive offices)

(650) 653-2800
(Registrant’s telephone number, including area code)

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Item 5. Other Events and Required FD Disclosure.

As previously disclosed on December 23, 2002, Inktomi Corporation, a Delaware corporation (“Inktomi”), entered into an Agreement and Plan of Merger, dated as of December 22, 2002 (the “Merger Agreement”), with Yahoo! Inc., a Delaware corporation (“Yahoo!”), and December 2002 Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Yahoo! (“Merger Sub”). Pursuant to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into Inktomi, with Inktomi being the surviving corporation and becoming a wholly-owned subsidiary of Yahoo! (the “Merger”). At the effective time of the Merger, each issued and outstanding share of common stock, par value $0.001 per share (“Inktomi Common Stock”), of Inktomi will be converted into the right to receive $1.65 in cash. The Merger is subject to a number of conditions including, among other things, approval of Inktomi’s stockholders and regulatory approvals and clearances, including under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended.

A copy of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement and the transactions contemplated thereby is qualified in its entirety by the complete text of the Merger Agreement attached hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.	Description

99.1	Agreement and Plan of Merger, dated as of December 22, 2002, by and among Yahoo! Inc., December 2002 Acquisition Corp. and Inktomi Corporation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INKTOMI CORPORATION

Dated: December 26, 2002	By:	/s/ RANDY GOTTFRIED

Randy Gottfried
Senior Vice President and Chief
Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Agreement and Plan of Merger, dated as of December 22, 2002, by and among Yahoo! Inc., December 2002 Acquisition Corp. and Inktomi Corporation.